Exhibit 21.1

NUTEX HEALTH INC.  SUBSIDIARIES

Company	Jurisdiction of Organization
Nutex Health Holdco LLC	Delaware
Tyvan LLC (100% Owned Subsidiary of Nutex Health Holdco LLC)	Texas
Nutex Health LLC (100% Owned Subsidiary of Nutex Health Holdco LLC)	Texas
AHP Health Management Services, Inc.	Delaware
Accountable Healthcare America, Inc.	Delaware
South Florida Physicians IPA, Inc. (100% Owned Subsidiary of Accountable Healthcare America, Inc.)	Florida
Behar Companies, Inc. (100% Owned Subsidiary of Accountable Healthcare America, Inc.)	Florida
Managed Care Insurance Consultants, Inc. (100% Owned Subsidiary of Behar Companies, Inc.)	Florida
Population Health Associates, Inc. (100% Owned Subsidiary of Behar Companies, Inc.)	Florida
Alhambra Urgent Care, LLC	California

Listed below are the subsidiaries of Nutex Health Holdco LLC, their jurisdictions of incorporation and the respective ownership percentages held by Nutex Health Holdco LLC in such subsidiaries:

Subsidiary of Nutex	Nutex Health Holdco	Jurisdiction of
Health Holdco LLC	LLC Ownership %	Incorporation
ABQ Hospital, LLC	100.00%	New Mexico
Albuquerque ER & Hospital, LLC	100.00%	New Mexico
Alexandria Hospital LLC	99.50%	Louisiana
Clermont Hospital LLC	65.00%	Florida
Columbus ER Hospital, LLC	100.00%	Ohio
Covington Hospital, LLC	64.36%	Louisiana
East Valley Hospital, LLC	100.00%	Arizona
Everest Real Estate Investments, LLP	100.00%	Texas
Fort Myers Hospital, LLC	100.00%	Florida
Fort Smith Emergency Hospital LLC	83.00%	Arkansas
Gahanna Hospital, LLC	100.00%	Ohio
Green Bay Hospital, LLC	75.00%	Wisconsin
Healthcare HL Emergency Services LLC	64.17%	Texas
Jacksonville ER & Hospital LLC	60.00%	Florida
Kyle ER LLC	46.32%	Texas
Little Rock Hospital 1, LLC	81.99%	Arkansas
Maricopa Hospital, LLC	100.00%	Arizona
Miami ER & Hospital, LLC	67.00%	Florida
Milwaukee Hospital, LLC	80.00%	Wisconsin
NB Hospital, LLC	61.00%	Texas
Northwest Indiana Hospital LLC	74.90%	Indiana
Oklahoma ER Hospital, LLC	68.70%	Oklahoma
Phoenix ER and Medical Hospital, L.L.C.	100.00%	Arizona
Post Falls Hospital LLC	60.00%	Idaho
Royse City ER, LLC	89.50%	Texas
Starkey Hospital LLC	51.00%	Florida
Texarkana ER LLC	100.00%	Texas
Texoma ER LLC	100.00%	Texas
Topeka ER Hospital LLC	100.00%	Kansas
Tucson Hospital LLC	100.00%	Arizona
Tulsa ER & Hospital LLC	79.62%	Oklahoma
Vance Jackson Hospital, LLC	62.00%	Texas
WLR ER, LLC	70.00%	Arkansas
Wylie ER, LLC	64.17%	Texas